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                          NCC EXPORT SYSTEMS 1995 LTD.
                               20 Shenkar Street
                           Beit Hatikva 49130, Israel





                                                           January 29, 1997





PaperClip Software, Inc.
Three University Plaza
Hackensack, NJ    07601
ATTN:  William Weiss

Dear Mr. Weiss:

         Reference is made to (i) that certain Reschedule Agreement between NCC Export Systems 1995 LTD. ("us" or "we") and PaperClip Imaging Software, Inc. (n/k/a PaperClip Software, Inc., "you"), dated as of the 21st day of October, 1996 (the "Reschedule Agreement") and (ii) that certain Security Agreement between you as Pledgor and us as Secured Party, dated as of the 21st day of October, 1996 (the "Security Agreement").

         We are confirming herewith that we are in receipt of $65,634.50, which is the full amount owed to us by you pursuant to the Reschedule Agreement.

         In consideration of the above mentioned payment, we hereby terminate each of the Reschedule Agreement and the Security Agreement. We shall execute all documents reasonably necessary to evidence the termination of the liens and security interests granted to us pursuant to the Reschedule Agreement and the Security Agreement.

                                       NCC EXPORT SYSTEMS 1995 LTD.


                                       By: /s/ Moshe Attias
                                          --------------------------------
                                          Name: Moshe Attias
                                          Title: Vice President for Finances